UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. (the “Company”) posted the following information to the Company’s Facebook page (https://www.facebook.com/arconic):

Arconic Inc. (the “Company”) posted the following information to the Company’s Facebook page (https://www.facebook.com/arconic): Keep arconic strong even if you’ve already voted. we ask that you revote with the new white card for our updated nominee state

Arconic’s Proposed Board Keep Arconic Strong info for shareholders

The Company posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):

The Company posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):
Strong first quarter as new independent company

The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):

The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):
Arconic’s proposed board
Directors added since beginning of 2016
Vote for the right kind of change - vote the new WHITE proxy card. goo.gl/GXodlbc

A vote for our nominees is a vote to keep $ARNC on the right track
Strong first quarter as new independent company
4.5% revenue yoy
$61m new cost saving yoy